Exhibit 10.2

FORM OF KINDLY MD, INC.

2025 EQUITY INCENTIVE PLAN

EFFECTIVE DATE: [●]1

ARTICLE 1.
PURPOSE

This 2025 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of Kindly MD, Inc. (the “Company”) on May 18, 2025 and approved by the Company’s stockholders on May 18, 2025. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” means Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards, or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act, and any rules or regulations thereunder; (b) corporate, securities, tax, or other laws, statutes, rules, requirements, or regulations, whether federal, state, local, or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.

2.4 “Award” means an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, a Performance Stock award, a Performance Stock Unit award, an Other Stock- or Cash-Based Award, or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.5 “Award Agreement” means any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Board” means the Board of Directors of the Company.

[1]	To be the Closing Date of the Agreement and Plan of Merger by and among Kindly MD, Inc., Kindly Holdco Corp. and Nakamoto Holdings, Inc.

2.7 “Cause” with respect to a Holder means “Cause” (or any term of similar effect) as defined in such Holder’s employment agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Holder’s willful failure to perform their duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) the Holder’s commission of any act of fraud, embezzlement, dishonesty, or any other willful misconduct that has caused or could reasonably be expected to result in injury or harm to the Company; (iii) unauthorized use or disclosure by the Holder of any proprietary information or trade secrets of the Company or any other party to whom the Holder owes an obligation of nondisclosure as a result of their relationship with the Company; (iv) the Holder’s willful breach of any of their obligations under any written agreement or covenant with the Company; (v) the Holder’s commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company; or (vi) conduct by the Holder that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute. The determination as to whether a Holder is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Holder. The foregoing definition does not in any way limit the Company’s ability to terminate a Holder’s employment or consulting relationship at any time as provided in the Plan, and the term “Company” will be interpreted to include any subsidiary, parent, or affiliate, as appropriate.

2.8 “Change in Control” means and includes each of the following, unless provided otherwise in a Holder’s applicable Award Agreement:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries; (iii) any acquisition described in Sections 2.8(c)(i), 2.8(c)(ii), and 2.8(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d) The date which is ten (10) business days prior to the completion of a liquidation or dissolution of the Company.

For the avoidance of doubt, the execution or consummation of the transactions contemplated in the Agreement and Plan of Merger dated May 12, 2025 and/or any transactions involving BTC Inc. or any of its affiliates that would qualify as a Change in Control, shall not constitute a Change in Control.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c), or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 13 hereof.

2.11 “Common Stock” means the common stock of the Company, par value $0.0001 per share.

2.12 “Company” has the meaning set forth in Article 1.

2.13 “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Data” has the meaning set forth in Section 12.8.

2.15 “Director” means a member of the Board, as constituted from time to time.

2.16 “Director Limit” has the meaning set forth in Section 4.6.

2.17 “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 11.2.

2.18 “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” means [●]2

2.20 “Eligible Individual” means any person who is an Employee, a Consultant, or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” means any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.22 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” means, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, or the NASDAQ Global Select Market), (ii) listed on any national market system, or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system, or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system, or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith and in a manner that complies with Section 409A.

[2]	To be the Closing Date of the Agreement and Plan of Merger by and among Kindly MD, Inc., Kindly Holdco Corp. and Nakamoto Holdings, Inc., provided this Plan is approved by the Company’s stockholders prior to such date.

2.25 “Good Reason” means with respect to a Holder, means “Good Reason” (or any term of similar effect) as defined in such Holder’s applicable Award Agreement or written employment or other agreement between a Holder and the Company or any of its Subsidiaries or, if no such agreement exists or such agreement does not contain a definition of “Good Reason” (or term of similar effect), then “Good Reason” means, without the Holder’s prior written consent, (I) a material reduction of the Holder’s base salary; provided, however that a material reduction in the Holder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect the Holder to a greater extent than other similarly situated employees shall not constitute Good Reason; or (II) the Holder being required to relocate the Holder’s primary work location to a facility or location that would increase the Holder’s one way commute distance by more than fifty (50) miles from the Holder’s primary work location as of immediately prior to such change. Notwithstanding the foregoing, a Holder’s Termination of Service shall not constitute a termination for “Good Reason” as a result of any event described in the preceding sentence unless (A) the Holder provides written notice outlining such conditions, acts, or omissions to the Company within thirty (30) days after the first occurrence of such event, (B) to the extent correctable, the Company fails to remedy such circumstance or event within thirty (30) days following the Company’s receipt of such written notice, and (C) the effective date of the Holder’s resignation for “Good Reason” is not later than thirty (30) days after the expiration of the Company’s cure period.

2.26 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27 “Holder” means a person who has been granted an Award.

2.28 “Incentive Stock Option” means an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Incumbent Directors” means for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30 “Non-Employee Director” means a Director of the Company who is not an Employee.

2.31 “Non-Employee Director Equity Compensation Policy” has the meaning set forth in Section 4.6.

2.32 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33 “Option” means a right to purchase Shares at a specified exercise price granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34 “Option Term” has the meaning set forth in Section 5.4.

2.35 “Organizational Documents” means, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws, or other similar organizational documents relating to the creation and governance of the Company and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.36 “Other Stock- or Cash-Based Award” means a cash payment, cash bonus award, stock payment, stock bonus award, performance award, or incentive award that is paid in cash, Shares, or a combination of both, awarded under Section 11.1.

2.37 “Performance Criteria” means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices, and which may be subject to such adjustments as determined by the Administrator.

2.38 “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.39 “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of an Award.

2.40 “Permitted Transferee” means, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.41 “Plan” has the meaning set forth in Article 1.

2.42 “Program” means any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.43 “Performance Stock” means Common Stock awarded under Article 7 that is subject to certain performance-based restrictions and may be subject to risk of forfeiture or repurchase.

2.44 “Performance Stock Units” means the right to receive Shares awarded under Article 8.

2.45 “Restricted Stock” means Common Stock awarded under Article 9 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.46 “Restricted Stock Units” means the right to receive Shares awarded under Article 10.

2.47 “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.48 “Securities Act” means the Securities Act of 1933, as amended.

2.49 “Share Limit” has the meaning set forth in Section 3.1(a).

2.50 “Shares” means shares of Common Stock.

2.51 “Stock Appreciation Right” means an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52 “SAR Term” has the meaning set forth in Section 5.4.

2.53 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54 “Substitute Award” means an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55 “Termination of Service” means:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability, or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement, or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor, or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status, or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 14.1, 14.2, and 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) ten percent (10%) of Shares outstanding as of the Effective Date (the “Initial Share Reserve”) and (ii) an annual increase on the first day of each year beginning in 2026 and ending in (and including) 2035 equal to the lesser of (A) five percent (5%) of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Committee (such sum, the “Share Limit”). Notwithstanding the foregoing, and subject to Sections 14.1, 14.2, and 3.1(b), the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is equal to the Initial Share Reserve. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit in this Section 3.1(a) at the time that Shares would otherwise be issued in respect of such Award.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, or cash settlement, again be available for future grants of Awards under the Plan. In addition, until the termination of the Plan, the following Shares shall be available for future grants of Awards under the Plan: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof. Notwithstanding anything to the contrary contained herein, Shares purchased on the open market with the cash proceeds from the exercise of Options shall not be available for future grants of Awards. Until the termination of the Plan, any Shares repurchased by the Company under Section 7.4 or 9.4 hereof at the same price paid by the Holder or a lower price so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted, or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4.
GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders, or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions, and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors, or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6 Non-Employee Director Awards.

(a) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable, and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

(b) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of cash- and equity-based Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the fiscal year of their initial service as a Non-Employee Director (the applicable amount, the “Director Limit”); provided that the Director Limit shall be applied without regard to Awards, if any, granted to a Non-Employee Director during any period in which such individual was an employee of the Company or was otherwise providing services to the Company other than in the capacity as a Non-Employee Director.

ARTICLE 5.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4 Option and SAR Terms. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 12.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 12.7 and 14.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program, or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

5.6 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule, and remaining term as the substituted Option.

ARTICLE 6.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2 Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company, or such other person or entity designated by the Administrator, or their or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 12.1 and 12.2.

6.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of grant (including the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.
AWARD OF PERFORMANCE STOCK

7.1 Award of Performance Stock. The Administrator is authorized to grant Performance Stock to Eligible Individuals, and shall determine the terms and conditions, including the performance conditions and restrictions applicable to each award of Performance Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Performance Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Performance Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Performance Stock to the extent required by Applicable Law.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Performance Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program, and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Performance Stock are granted becomes the record holder of such Performance Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Performance Stock vests.

7.3 Restrictions. All shares of Performance Stock (including any shares received by Holders thereof with respect to shares of Performance Stock as a result of stock dividends, stock splits, or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Performance Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Performance Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

7.4 Repurchase or Forfeiture of Performance Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Performance Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Performance Stock then subject to restrictions shall lapse, and such Performance Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Performance Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Performance Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Performance Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control; the Holder’s death, retirement, or disability; or any other specified Termination of Service or any other event, the Holder’s rights in unvested Performance Stock then subject to restrictions shall not lapse, such Performance Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Performance Stock as of the date of transfer of the Performance Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.
AWARD OF PERFORMANCE STOCK UNITS

8.1 Grant of Performance Stock Units. The Administrator is authorized to grant Awards of Performance Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2 Vesting of Performance Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Performance Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.3 Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Performance Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the settlement date relating to each Performance Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Performance Stock Unit vests or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Performance Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 12.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Performance Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.

8.4 Settlement upon Termination of Service. An Award of Performance Stock Units shall only vest and be settled while the Holder is an Employee, a Consultant, or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Performance Stock Unit award may vest and be settled subsequent to a Termination of Service in certain events, including a Change in Control; the Holder’s death, retirement, or disability; or any other specified Termination of Service.

ARTICLE 9.
AWARD OF RESTRICTED STOCK

9.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

9.2 Rights as Stockholders. Subject to Section 9.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program, and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 9.3. In addition, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

9.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits, or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

9.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control; the Holder’s death, retirement, or disability; or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

9.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 10.
AWARD OF RESTRICTED STOCK UNITS

10.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

10.2 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

10.3 Settlement and Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 12.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the settlement date, or a combination of cash and Common Stock as determined by the Administrator.

10.4 Settlement upon Termination of Service. An Award of Restricted Stock Units shall only vest and be settled while the Holder is an Employee, a Consultant, or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may vest and be settled subsequent to a Termination of Service in certain events, including a Change in Control; the Holder’s death, retirement, or disability; or any other specified Termination of Service.

ARTICLE 11.
AWARD OF OTHER STOCK- OR CASH-BASED AWARDS AND DIVIDEND EQUIVALENTS

11.1 Other Stock- or Cash-Based Awards. The Administrator is authorized to grant Other Stock- or Cash-Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock- or Cash-Based Award, including the term of the Award, any exercise or purchase price, Performance Goals (including the Performance Criteria), transfer restrictions, vesting conditions, and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock- or Cash-Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments; as a part of a bonus, deferred bonus, deferred compensation, or other arrangement; and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

11.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Dividend Equivalents with respect to an Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options, Stock Appreciation Rights, or other purchase rights.

ARTICLE 12.
ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local, and foreign taxes (including the Holder’s FICA, employment tax, or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 12.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local, and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such other number as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 12.3(b) and 12.3(c):

(i) No Award under the Plan may be sold, pledged, assigned, or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts, or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law, and (C) evidence the transfer. In addition, and further notwithstanding Section 12.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements, and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution, or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon or Performance Criteria applicable thereto shall have lapsed or been achieved and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Repricing Permitted. The Administrator will, without the approval of the stockholders of the Company, have the authority to (a) amend any outstanding Option or Stock Appreciation Right or other purchase right to reduce its exercise price per Share, (b) cancel any Option or Stock Appreciation Right or other purchase right in exchange for cash or another Award, or (c) permit any repricing of such awards to be accomplished through repurchase or otherwise, in each case in addition to the adjustments or substitutions in accordance with Section 14.2.

12.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify, or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 14.2 or 14.9).

12.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 12.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing, and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration, and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting their local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws their consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 13.
ADMINISTRATION

13.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board, and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs, and Award Agreements; to adopt such rules for the administration, interpretation, and application of the Plan and any Program as are not inconsistent with the Plan; and to interpret, amend, or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.7 or 14.9. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents, or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority, and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan, provided, however, that Incentive Stock Options may not be granted in tandem with Non-Qualified Stock Options);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules, and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program, or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all persons.

13.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 14.
MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension, or Termination of the Plan.

(a) Except as otherwise provided in Section 14.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Board; provided that, except as provided in Section 12.7 and 14.9, no amendment, suspension, or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 14.1(a) and except as provided in Section 14.2, the Board may not without approval of the Company’s stockholders given within twelve (12) months before or after such action increase the Share Limit.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders. No Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition, or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, the number of shares that may be issued as Incentive Stock Options, any per individual share limit, and kind of Shares (or other securities or property) which may be issued under the Plan, and adjustments of the Director Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award cannot vest, be exercised, or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 14.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, the number of shares that may be issued as Incentive Stock Options, any per individual share limit, and kind of Shares (or securities or other property) which may be issued under the Plan).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless otherwise provided by the Administrator in an Award Agreement, each Award shall be treated as determined by the Administrator, including, but not limited to, the Administrator electing to (i) terminate an Award in exchange for cash, rights, or property, (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 14.2, or (iii) provide that such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor entity or a parent or subsidiary of the successor entity, with the portion of any such Award subject to performance-based vesting treated in accordance with the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion. The treatment of each Award determined by the Administrator does not need to be the same for all Awards or Holders.

(e) In the event that the successor entity in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights, or other property pursuant to Section 14.2(d). The Administrator shall notify the Holder of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.

(f) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common equity of the successor entity or its parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common equity of the successor entity or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement, or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i) The existence of the Plan, any Program, any Award Agreement, and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3 No Stockholders’ Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.4 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting, or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.5 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors, or Consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.

14.6 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including, but not limited to, state, federal, and foreign securities law and margin requirements), and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.7 Titles and Headings; References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.8 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.9 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted, and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A, then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program, and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 14.9 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties, or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation, or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties, and/or interest under Section 409A.

14.10 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.11 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by them in satisfaction of judgment in such action, suit, or proceeding against them; provided they give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.12 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.13 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.